SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549


POST-EFFECTIVE AMENDMENT NO. 6
To FORM S-8


REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933


FPL GROUP, INC.
(Exact name of registrant as specified in its charter)


Florida
(State or other jurisdiction
of incorporation or organization)


59-2449419
(I.R.S. Employer Identification No.)


700 Universe Boulevard
Juno Beach, Florida  33408
(561) 694-4644
(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)


FPL Group Employee Thrift Plan
(Full Title of Plan)


Dennis P. Coyle
General Counsel and Secretary
FPL Group, Inc.
700 Universe Boulevard
Juno Beach, Florida  33408
(561) 694-4644


Jeffrey I. Mullens, P.A.
Steel Hector & Davis LLP
1900 Phillips Point West
777 South Flagler Drive
West Palm Beach, Florida  33401-6198
(561) 650-7257


Robert J. Reger, Jr., Esq.
Reid & Priest LLP
40 West 57th Street
New York, New York  10019-4097
(212) 603-2000
(Names, addresses including zip codes, and telephone numbers, including area codes, of agents for service)


Copies to:

Denise A. Gordon, Esq.
Steel Hector & Davis LLP
1900 Phillips Point West
777 South Flagler Drive
West Palm Beach, Florida, 33401-6198


This Amendment to this Registration Statement shall become effective upon filing with the Securities and Exchange Commission (the "Commission") in accordance with Section 8(a) of the Securities Act, and Rules 456 and 464 promulgated thereunder.

This Post-Effective Amendment No. 6 to the Registration Statement on Form S-8 dated as of December 14, 1987, Registration No. 33-18669, relating to securities (the "Registered Securities") offered pursuant to the terms of the FPL Group Employee Thrift Plan, is being filed to indicate that all of the Registered Securities have been sold.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933 as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Juno Beach, State of Florida, on this 16th day of June, 1997.


FPL GROUP, INC.



By:        /s/ JAMES L. BROADHEAD
               James L. Broadhead
      Chairman of the Board, President
        and Chief Executive Officer


Pursuant to the requirements of the Securities Act, this Amendment to this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


Signature                  Title                              Date

/s/ JAMES L. BROADHEAD     Chairman of the Board,             June 16, 1997
    James L. Broadhead     President and Chief Executive
                           Officer (Principal Executive
                           Officer and Director)


/s/ K. MICHAEL DAVIS       Controller and Chief Accounting
    K. Michael Davis       Officer (Principal Accounting
                           Officer)


/s/ MICHAEL W. YACKIRA     Vice President, Finance and
    Michael W. Yackira     Chief Financial Officer
                           (Principal Financial Officer)


/s/ H. JESSE ARNELLE       Directors
    H. Jesse Arnelle


/s/ ROBERT M. BEALL, II
    Robert M. Beall, II


/s/ J. HYATT BROWN
    J. Hyatt Brown


/s/ LYNNE V. CHENEY
    Lynne V. Cheney


/s/ ARMANDO M. CODINA
    Armando M. Codina

Signature                  Title                              Date


/s/ MARSHALL M. CRISER     Directors                          June 16, 1997
    Marshall M. Criser


/s/ B. F. DOLAN
    B. F. Dolan


/s/ WILLARD D. DOVER
    Willard D. Dover


/s/ ALEXANDER W. DREYFOOS JR.
    Alexander W. Dreyfoos Jr.


/s/ PAUL J. EVANSON
    Paul J. Evanson


/s/ DREW LEWIS
    Drew Lewis


/s/ FREDERIC V. MALEK
    Frederic V. Malek


/s/ PAUL R. TREGURTHA
    Paul R. Tregurtha

The Plan. Pursuant to the requirements of the Securities Act, the trustees (or persons who administer the employee benefit plan) have duly caused this Amendment to this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida, on this 16th day of June, 1997.


FPL Group Employee Thrift Plan

By:  Employee Benefits Plan Administrative Committee



By:            /s/ J. K. PETERSON
                   J. K. Peterson
                      Chairman